Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos.
333-22417, 333-25051, 333-27639, 333-40431, 333-80795, 333-34206, 333-48152, and 333-108066) on Form S-3 and registration statements (Nos. 333-10997, 333-58839, 333-67954, 333-101366, 333-104346, 333-115520, 333-133719, 333-133720, 333-143338, 333-158892, 333-174682, 333-233577, 333-237505, and 333-270957) on Form S-8 of our report dated December 8, 2023, with respect to the consolidated financial statements of The Cooper Companies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

San Francisco, California
December 8, 2023